EXHIBIT 10.1

DIRECTOR AGREEMENT

THIS AGREEMENT made as of April 1, 2017 by and between Lightwave Logic, Inc., located at 1831 Lefthand Circle, Suite C, Longmont, CO 80501 (the “Company”); and Frederick J. Leonberger (“Director”) whose address is 356 W. Royal Flamingo Dr., Sarasota, Florida 34236.

WHEREAS, the Company and the Director desire to enter into an agreement which will set forth the terms and conditions upon which the Director shall serve as a director on the Company’s Board of Directors commencing on the date hereof.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties have agreed, and do hereby agree, as follows:

Section 1: Appointment.

The Company’s Board of Directors appoints the Director as a member of the Company’s Board of Directors effective on the date hereof, and the Director accepts such appointment upon the terms and conditions set forth. The Director shall serve as a member of the Company’s Board of Directors until his successor is appointed or elected and shall qualify. However, neither the Company, nor any other person, shall be required to cause the continuation, election, or re-appointment of the Director as a member of the Company’s Board of Directors.

Section 2: Indemnification

The Director shall receive the full benefits, protection, and rights of full and complete indemnification from the Company in connection with his position with the Company as a member of the Company’s Board of Directors to the fullest extent permitted by law.   Further, the Director shall be named as an insured on the Company’s underwritten officer and director liability insurance policy. The Director shall execute the Indemnification Agreement attached hereto as Appendix A, which is incorporated into this Agreement.

Section 3: Compensation.

Pursuant to the Company’s 2016 Equity Incentive Plan, the Director will receive a non-qualified option to purchase up to two hundred thousand (200,000) shares of common stock of the Company at the exercise price of $0.73 per share (which is equal to the fair market value of the common stock on the date of grant). The options shall vest as follows: (i) fifty thousand (50,000) options shall vest on the date hereof; and (ii) the remaining options shall vest in three (3) equal annual installments of fifty thousand (50,000) options per year commencing on the 1st day of each one year anniversary of execution of this Agreement.  All of the options shall expire on March 27, 2027 and are subject to the Company’s standard Non-qualified Stock Option Agreement Non-employee Directors.

1

Section 4: Duties/ Extent of Services.

The Director shall serve as a member of the Board of Directors of the Company, and shall assume the duties that the Chair of the Board may reasonably assign.  Subject to Section 6 contained herein, nothing in this Agreement shall be construed to limit the Director's freedom to engage in other businesses. It is agreed, however, that the Director will devote his best efforts to the needs of the Company, and shall not allow his other business activities to materially interfere with his duties to the Company.

Section 5: Expenses.

Subject to the prior approval of the Chair of the Board, the Company shall promptly pay or reimburse Director for all reasonable business expenses incurred by Director in performing Director’s duties and obligations as a member of the Board of Directors of the Company, but only if Director properly accounts for expenses in accordance with the Company’s policies.

Section 6: Director’s Non-Disclosure.

The Director shall execute the Director’s Non-disclosure Agreement attached hereto as Appendix B, which is incorporated into this Agreement.

Section 7: Waiver of Breach.

The waiver by either party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

Section 8: Entire Agreement

This Agreement contains the entire agreement of the parties pertaining to the appointment of the Director to the Company’s Board of Directors.

Section 9: Amendment of Agreement

No change or modification of this Agreement shall be valid unless it is in writing and signed by the party against whom the change or modification is sought to be enforced. No change or modification by the Company shall be effective unless it is approved by the Company’s Board of Directors and signed by an officer specifically authorized to sign such documents.

Section 10: Severability of Provisions

If any provision of this Agreement, the Indemnification Agreement or the Director’s Non-disclosure Agreement is invalidated or held unenforceable, the invalidity or unenforceability of that provision or provisions shall not affect the validity or enforceability of any other provision of this Agreement, the Indemnification Agreement or the Director’s Non-disclosure Agreement.

2

Section 11: Governing Law and Venue

All questions regarding the validity and interpretation of this Agreement shall be governed by and construed and enforced in all respects in accordance with the laws of the State of Colorado.  The sole and proper venue shall be Boulder County, Colorado.

Section 12: Arbitration of Disputes

If a dispute arises out of or relates to this Agreement, or the breach thereof, and if the dispute cannot be settled through negotiation, the parties agree first to try in good faith to settle the dispute by mediation administered by the American Arbitration Association under its Employment Mediation Rules before resorting to arbitration, litigation or some other dispute resolution procedure.

IN WITNESS, the parties have executed this Agreement in duplicate on the date and year first above written.

Director,

/s/ Janet M. Leonberger	/s/ Frederick J. Leonberger
Witness	Name: Frederick J. Leonberger

Lightwave Logic, Inc.,

/s/ Linda Kerske	By:	/s/ Thomas E. Zelibor
Witness		Thomas E. Zelibor, CEO

3

APPENDIX A

Indemnification Agreement

INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (the “Agreement”) is made and entered into as of April 1, 2017 between LIGHTWAVE LOGIC, INC., a Nevada corporation (the “Company”), and Frederick J. Leonberger (“Indemnitee”).  Capitalized terms not defined elsewhere in this Agreement are used as defined in Section 14.

WHEREAS, highly competent persons have become more reluctant to serve corporations as directors or officers or in other capacities unless they are provided with adequate protection through insurance or adequate indemnification against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of the corporation;

WHEREAS, the Board of Directors of the Company (the “Board”) has determined that, in order to attract and retain qualified individuals, the Company will attempt to maintain on an ongoing basis, at its sole expense, liability insurance to protect persons serving the Company and its affiliates from certain liabilities.  Although the furnishing of such insurance has been a customary and widespread practice among United States-based corporations and other business enterprises, the Company believes that, given current market conditions and trends, such insurance may be available to it in the future only at higher premiums and with more exclusions.  At the same time, directors, officers, and other persons in service to corporations or business enterprises are being increasingly subjected to expensive and time-consuming litigation relating to, among other things, matters that traditionally would have been brought only against the Company or business enterprise itself.  The Articles of Incorporation of the Company (the “Charter”) and the Bylaws of the Company (the “Bylaws”) require indemnification of the officers and directors of the Company.  Indemnitee may also be entitled to indemnification pursuant to the laws of the State of Nevada (“NRS”).  The Charter, the Bylaws and the NRS expressly provide that the indemnification provisions set forth therein are not exclusive, and thereby contemplate that contracts may be entered into between the Company and members of the Board, officers and other persons with respect to indemnification;

WHEREAS, the uncertainties relating to such insurance and to indemnification have increased the difficulty of attracting and retaining such persons;

WHEREAS, the Board has determined that the increased difficulty in attracting and retaining such persons is detrimental to the best interests of the Company’s stockholders and that the Company should act to assure such persons that there will be increased certainty of such protection in the future;

WHEREAS, it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify, and to advance expenses on behalf of, such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified; and

WHEREAS, this Agreement is a supplement to and in furtherance of the Charter and the Bylaws and any resolutions adopted pursuant thereto, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder.

NOW, THEREFORE, in consideration of Indemnitee’s agreement to serve as a director or officer of the Company from and after the date hereof, the parties hereto agree as follows:

1.

Indemnity of Indemnitee.  The Company hereby agrees to hold harmless and indemnify Indemnitee to the fullest extent permitted by law, as such may be amended from time to time.  In furtherance of the foregoing indemnification, and without limiting the generality thereof:

(a)

Proceedings Other Than Proceedings by or in the Right of the Company.  Indemnitee shall be entitled to the rights of indemnification provided in this Section l(a) if, by reason of his Corporate Status, Indemnitee is, or is threatened to be made, a party to or participant in any Proceeding other than a Proceeding by or in the right of the Company.  Pursuant to this Section 1(a), Indemnitee shall be indemnified against all Expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him, or on his behalf, in connection with such Proceeding or any claim, issue or matter therein; provided, however no indemnification against such Expenses shall be made if the liability was incurred because Indemnitee breached or failed to perform a duty he owes to the Company and the breach or failure to perform constitutes any of the following:  (i) a willful failure to deal fairly with the Company or its stockholders in connection with a matter in which Indemnitee has a material conflict of interest; (ii) a violation of criminal law, unless Indemnitee had reasonable cause to believe his conduct was lawful or no reasonable cause to believe his conduct was unlawful; (iii) a transaction from which Indemnitee derived an improper personal profit; or (iv) willful misconduct.

(b)

Proceedings by or in the Right of the Company.  Indemnitee shall be entitled to the rights of indemnification provided in this Section 1(b) if, by reason of his Corporate Status, Indemnitee is, or is threatened to be made, a party to or participant in any Proceeding brought by or in the right of the Company.  Pursuant to this Section 1(b), Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by Indemnitee, or on Indemnitee’s behalf, in connection with such Proceeding; provided, however no indemnification against such Expenses shall be made if the liability was incurred because Indemnitee breached or failed to perform a duty he owes to the Company and the breach or failure to perform constitutes any of the following:  (i) a willful failure to deal fairly with the Company or its stockholders in connection with a matter in which Indemnitee has a material conflict of interest; (ii) a violation of criminal law, unless Indemnitee had reasonable cause to believe his conduct was lawful or no reasonable cause to believe his conduct was unlawful; (iii) a transaction from which Indemnitee derived an improper personal profit; or (iv) willful misconduct.  The termination of a proceeding by judgment, order, settlement or conviction, or upon a plea of no contest or an equivalent plea, does not, by itself, create a presumption that indemnification of Indemnitee is not required under this subsection.

(c)

Indemnification for Expenses of a Party Who is Wholly or Partly Successful.  Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his Corporate Status, a party to and is successful, on the merits or otherwise, in any Proceeding, he shall be indemnified to the maximum extent permitted by law, as such may be amended from time to time, against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith.  If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him or on his behalf in connection with each successfully resolved claim, issue or matter.  For purposes of this Section 1(c) and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

2.

Additional Indemnity.  In addition to, and without regard to any limitations on, the indemnification provided for in Section 1 of this Agreement, the Company shall and hereby does indemnify and hold harmless Indemnitee against all Expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf if, by reason of his Corporate Status, he is, or is threatened to be made, a party to or participant in any Proceeding (including a Proceeding by or in the right of the Company), including, without limitation, all liability arising out of the negligence or active or passive wrongdoing of Indemnitee.  The only limitation that shall exist upon the Company’s obligations pursuant to this Agreement shall be that the Company shall not be obligated to make any payment to Indemnitee that is finally determined (under the procedures, and subject to the presumptions, set forth in Sections 6 and 7 hereof) to be unlawful.

3.

Contribution.

(a)

Whether or not the indemnification provided in Sections 1 and 2 hereof is available, in respect of any threatened, pending or completed Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding), the Company shall pay, in the first instance, the entire amount of any judgment or settlement of such action, suit or proceeding without requiring Indemnitee to contribute to such payment and the Company hereby waives and relinquishes any right of contribution it may have against Indemnitee.  The Company shall not, without Indemnitee’s prior written consent, enter into any such settlement of any Proceeding (in whole or in part) unless such settlement (i) provides for a full and final release of all claims asserted against Indemnitee and (ii) does not impose any Expense, judgment, fine, penalty or limitation on Indemnitee.

(b)

Without diminishing or impairing the obligations of the Company set forth in the preceding subparagraph, if, for any reason, Indemnitee shall elect or be required to pay all or any portion of any judgment or settlement in any threatened, pending or completed Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding), the Company shall contribute to the amount of Expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred and paid or payable by Indemnitee in proportion to the relative benefits received by the Company and all officers, directors or employees of the Company, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, from the transaction from which such Proceeding arose; provided, however, that the proportion determined on the basis of relative benefit may, to the extent necessary to conform to law, be further adjusted by reference to the relative fault of the Company and all officers, directors or employees of the Company other than Indemnitee who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, in connection with the events that resulted in such expenses, judgments, fines or settlement amounts, as well as any other equitable considerations which the law may require to be considered.  The relative fault of the Company and all officers, directors or employees of the Company, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, shall be determined by reference to, among other things, the degree to which their actions were motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondary and the degree to which their conduct is active or passive.

(c)

The Company hereby agrees to fully indemnify and hold Indemnitee harmless from any claims of contribution which may be brought by officers, directors or employees of the Company, other than Indemnitee, who may be jointly liable with Indemnitee.

(d)

To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding; and/or (ii) the relative fault of the Company (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).

4.

Indemnification for Expenses of a Witness.  Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his Corporate Status, a witness, or is made (or asked to) respond to discovery requests, in any Proceeding to which Indemnitee is not a party, he shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith.

5.

Advancement of Expenses.  Notwithstanding any other provision of this Agreement, the Company shall advance all Expenses incurred by or on behalf of Indemnitee in connection with any Proceeding by reason of Indemnitee’s Corporate Status within thirty (30) days after the receipt by the Company of a statement or statements from Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding.  Such statement or statements shall reasonably evidence the Expenses incurred by Indemnitee and shall include or be preceded or accompanied by a written undertaking by or on behalf of Indemnitee to repay any Expenses advanced if it shall ultimately be determined that Indemnitee is not entitled to be indemnified against such Expenses.  Any advances and undertakings to repay pursuant to this Section 5 shall be unsecured and interest free.

6.

Procedures and Presumptions for Determination of Entitlement to Indemnification.  It is the intent of this Agreement to secure for Indemnitee rights of indemnity that are as favorable as may be permitted under the NRS and public policy of the State of Nevada.  Accordingly, the parties agree that the following procedures and presumptions shall apply in the event of any question as to whether Indemnitee is entitled to indemnification under this Agreement:

(a)

To obtain indemnification under this Agreement, Indemnitee shall make a written request to the Company for indemnification, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification, which request shall designate one of the following means for determining his right to indemnification:  (i) by a majority vote of a quorum of the Board or a committee of directors, consisting of directors not at the time parties to the same or related Proceedings; (ii) by Independent Counsel selected by a quorum of the Board or its committee in the manner prescribed in subsection (i) or, if unable to obtain such a quorum or committee, by a majority vote of the full Board, including directors who are parties to the same or related Proceedings; (iii) by a panel of three arbitrators consisting of one arbitrator selected by those directors entitled under (ii) to select Independent Counsel, one arbitrator selected by Indemnitee and one arbitrator selected by the two arbitrators previously selected or (iv) by the stockholders of the Company; provided, however, that if a Change in Control has occurred, the determination with respect to Indemnitee’s entitlement to indemnification shall be made by Independent Counsel.  Indemnitee may apply to a court of competent jurisdiction for review of an adverse determination under this section. The Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that Indemnitee has requested indemnification.  Notwithstanding the foregoing, any failure of Indemnitee to provide such a request to the Company, or to provide such a request in a timely fashion, shall not relieve the Company of any liability that it may have to Indemnitee unless, and to the extent that, such failure actually and materially prejudices the interests of the Company.

(b)

In the event the determination of entitlement to indemnification is to be made by Independent Counsel, the Independent Counsel shall be selected as provided in this Section 6(b).  If a Change in Control has not occurred the Independent Counsel shall be selected by the Board (including a vote of a majority of Disinterested Directors if obtainable), and the Company shall give written notice to Indemnitee advising him of the identity of the Independent Counsel so selected. Indemnitee may, within ten (10) days after such written notice of selection shall have been given, deliver to the Company a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 14 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion.  Absent a proper and timely objection, the person so selected shall act as Independent Counsel.  If a written objection is made and substantiated, the Independent Counsel selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit.  If a Change in Control has occurred, the Independent Counsel shall be selected by the Indemnitee (unless the Indemnitee shall request that such selection be made by the Board of Directors, in which event the preceding sentence shall apply), and  approved by the Board of Directors (which approval shall not be unreasonably withheld).  If (i) an Independent Counsel is to make the determination of entitlement pursuant to this Section 6, and (ii) within twenty (20) days after submission by Indemnitee of a written request for indemnification pursuant to Section 6(a) hereof, no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee may petition the court conducting the Proceeding or another court of competent jurisdiction in the State of Nevada for resolution of any objection which shall have been made by Indemnitee to the Company’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the court or by such other person as the court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 6(a) hereof.  The Company shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with acting pursuant to Section 6(a) hereof, and the Company shall pay all reasonable fees and expenses incident to the procedures of this Section 6(b), regardless of the manner in which such Independent Counsel was selected or appointed.

(c)

In making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement.  Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence.  Neither the failure of the Company (including by its directors or independent legal counsel) to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company (including by its directors or independent legal counsel) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.

(d)

Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Enterprise, including financial statements, or on information supplied to Indemnitee by the officers of the Enterprise in the course of their duties, or on the advice of legal counsel for the Enterprise or on information or records given or reports made to the Enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Enterprise.  In addition, the knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.  Whether or not the foregoing provisions of this Section 6(d) are satisfied, it shall in any event be presumed that Indemnitee has at all times acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company.  Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence.

(e)

If the person, persons or entity empowered or selected under this Section 6 to determine whether Indemnitee is entitled to indemnification shall not have made a determination within sixty (60) days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law; provided, however, that such 60-day period may be extended for a reasonable time, not to exceed an additional thirty (30) days, if the person, persons or entity making such determination with respect to entitlement to indemnification in good faith requires such additional time to obtain or evaluate documentation and/or information relating thereto; and provided, further, that the foregoing provisions of this Section 6(e) shall not apply if the determination of entitlement to indemnification is to be made by the stockholders pursuant to Section 6(a) of this Agreement and if (A) within fifteen (15) days after receipt by the Company of the request for such determination, the Board or the Disinterested Directors, if appropriate, resolve to submit such determination to the stockholders for their consideration at an annual meeting thereof to be held within seventy-five (75) days after such receipt and such determination is made thereat, or (B) a special meeting of stockholders is called within fifteen (15) days after such receipt for the purpose of making such determination, such meeting is held for such purpose within sixty (60) days after having been so called and such determination is made thereat.

(f)

Indemnitee shall cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination.  Any Independent Counsel, member of the Board or stockholder of the Company shall act reasonably and in good faith in making a determination regarding Indemnitee’s entitlement to indemnification under this Agreement.  Any costs or expenses (including attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

(g)

The Company acknowledges that a settlement or other disposition short of final judgment may be successful if it permits a party to avoid expense, delay, distraction, disruption and uncertainty.  In the event that any action, claim or proceeding to which Indemnitee is a party is resolved in any manner other than by adverse judgment against Indemnitee (including, without limitation, settlement of such action, claim or proceeding with or without payment of money or other consideration) it shall be presumed that Indemnitee has been successful on the merits or otherwise in such action, suit or proceeding.  Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence.

(h)

The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his conduct was unlawful.

7.

Remedies of Indemnitee.

(a)

In the event that (i) a determination is made pursuant to Section 6 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii)

advancement of Expenses is not timely made pursuant to Section 5 of this Agreement, (iii) no determination of entitlement to indemnification is made pursuant to Section 6(b) of this Agreement within ninety (90) days after receipt by the Company of the request for indemnification, (iv) payment of indemnification is not made pursuant to this Agreement within thirty (30) days after receipt by the Company of a written request therefor or (v) payment of indemnification is not made within ten (10) days after a determination has been made that Indemnitee is entitled to indemnification or such determination is deemed to have been made pursuant to Section 6 of this Agreement, Indemnitee shall be entitled to an adjudication in an appropriate court of the State of Nevada, or in any other court of competent jurisdiction, of Indemnitee’s entitlement to such indemnification, contribution or advancement of Expenses.  Alternatively, Indemnitee, at his option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association.  Except as set forth herein, the provisions of Nevada law (without regard to its conflict of law rules) shall apply to any such arbitration.  The Company shall not oppose Indemnitee’s right to seek any such adjudication or award in arbitration.

(b)

In the event that a determination shall have been made pursuant to Section 6(a) of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding commenced pursuant to this Section 7 shall be conducted in all respects as a de novo trial, or arbitration, on the merits, and Indemnitee shall not be prejudiced by reason of the adverse determination under Section 6(a).  In any judicial proceeding or arbitration commenced pursuant to this Section 7, Indemnitee shall be presumed to be entitled to indemnification under this Agreement and the Company shall have the burden of proving Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be, and the Company may not refer to or introduce into evidence any determination pursuant to Section 6(a) of this Agreement adverse to Indemnitee for any purpose.  If Indemnitee commences a judicial proceeding or arbitration pursuant to this Section 7, Indemnitee shall not be required to reimburse the Company for any advances pursuant to Section 5 until a final determination is made with respect to Indemnitee’s entitlement to indemnification (as to which all rights of appeal have been exhausted or lapsed).

(c)

If a determination shall have been made pursuant to Section 6(a) of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding commenced pursuant to this Section 7, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s misstatement not materially misleading in connection with the application for indemnification, or (ii) a prohibition of such indemnification under applicable law.

(d)

In the event that Indemnitee, pursuant to this Section 7, seeks a judicial adjudication of his rights under, or to recover damages for breach of, this Agreement, or to recover under any directors’ and officers’ liability insurance policies maintained by the Company, the Company shall pay on his behalf, in advance, any and all expenses (of the types described in the definition of Expenses in Section 14 of this Agreement) actually and reasonably incurred by him in such judicial adjudication, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advancement of expenses or insurance recovery.

(e)

The Company shall be precluded from asserting in any judicial proceeding commenced pursuant to this Section 7 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court that the Company is bound by all the provisions of this Agreement.  The Company shall indemnify Indemnitee against any and all Expenses and, if requested by Indemnitee, shall (within thirty (30) days after receipt by the Company of a written request therefore) advance, to the extent not prohibited by law, such expenses to Indemnitee, which are incurred by Indemnitee in connection with any action brought by Indemnitee for indemnification or advance of Expenses from the Company under this Agreement or under any directors’ and officers’ liability insurance policies maintained by the Company, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advancement of Expenses or insurance recovery, as the case may be.

(f)  Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement to indemnification under this Agreement shall be required to be made prior to the final disposition of the Proceeding.

8.

Non-Exclusivity; Survival of Rights; Subrogation.

(a)

The rights of indemnification and to receive advancement of expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Charter, the Bylaws, any agreement, a vote of stockholders, a resolution of directors or otherwise, of the Company.  No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in his Corporate Status prior to such amendment, alteration or repeal.  To the extent that a change in the NRS, whether by statute or judicial decision, permits greater indemnification than would be afforded currently under the Charter, Bylaws and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change.  No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

(b)

In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

(c)

The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

(d)

The Company’s obligation to indemnify or advance Expenses hereunder to Indemnitee who is or was serving at the request of the Company as a director, officer, employee or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other Enterprise shall be reduced by any amount Indemnitee has actually received as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

9.

Exception to Right of Indemnification. Notwithstanding any provision in this Agreement, the Company shall not be obligated under this Agreement to make any indemnity in connection with any claim made against Indemnitee:

(a)

for which payment has actually been made to or on behalf of Indemnitee under any insurance policy or other indemnity provision, except with respect to any excess beyond the amount paid under any insurance policy or other indemnity provision;

(b)

for (i) an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Exchange Act, or similar provisions of state statutory law or common law or (ii) reimbursement to the Company of any bonus or other incentive-based or equity-based compensation or of any profits realized by Indemnitee from the sale of securities of the Company in each case as required under the Exchange Act; or

(c)

in connection with any Proceeding (or any part of any Proceeding) initiated by Indemnitee, including any Proceeding (or any part of any Proceeding) initiated by Indemnitee against the Company or its directors, officers, employees or other indemnitees, unless (i) the Company has joined in or the Board authorized the Proceeding (or any part of any Proceeding) prior to its initiation, (ii) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law, or (iii) the Proceeding is one to enforce Indemnitee’s rights under this  Agreement.

10.

Non−Disclosure of Payments. Except as expressly required by the securities laws of the United States of America, neither party shall disclose any payments under this Agreement unless prior approval of the other party is obtained. If any payment information must be disclosed, the Company shall afford Indemnitee an opportunity to review all such disclosures and, if requested, to explain in such statement any mitigating circumstances regarding the events to be reported.

11.

Duration of Agreement.  All agreements and obligations of the Company contained herein shall continue upon the later of (a) ten (10) years after the date that Indemnitee shall have ceased to serve as a director or officer of the Company or a director, officer, trustee, partner, managing member, fiduciary, employee or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other Enterprise which Indemnitee served at the request of the Company; or (b) one (1) year after the final termination of any Proceeding (including any rights of appeal thereto) in respect of which Indemnitee is granted rights of indemnification or advancement of Expenses hereunder and of any Proceeding commenced by Indemnitee pursuant to Section 7 of this Agreement relating thereto (including any rights of appeal of any Section 7 Proceeding).  This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), assigns, spouses, heirs, executors and personal and legal representatives.

12.

Security.  To the extent requested by Indemnitee and approved by the Board, the Company may at any time and from time to time provide security to Indemnitee for the Company’s obligations hereunder through an irrevocable bank line of credit, funded trust or other collateral.  Any such security, once provided to Indemnitee, may not be revoked or released without the prior written consent of Indemnitee.

13.

Enforcement.

(a)

The Company expressly confirms and agrees that it has entered into this Agreement and assumes the obligations imposed on it hereby in order to induce Indemnitee to serve as an officer, director or key employee of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving as an officer, director or key employee of the Company.

(b)

Without limiting any of the rights of Indemnitee under the Charter of Bylaws of the Company as they may be amended from time to time, this Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof.

14.

Definitions.  For purposes of this Agreement:

(a)

“Beneficial Owner” shall have the meaning given to such term in Rule 13d-3 under the Exchange Act; provided, however, that Beneficial Owner shall exclude any Person otherwise becoming a Beneficial Owner by reason of the stockholders of the Company approving a merger of the Company with another entity.

(b)

“Change in Control” shall be deemed to occur upon the earliest to occur after the date of this Agreement of any of the following events:

(i)  Acquisition of Stock by Third Party.  Any Person (as defined below), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company is or becomes the Beneficial Owner (as defined above), directly or indirectly, of securities of the Company representing fifty (50%) or more of the combined voting power of the Company’s then outstanding securities;

(ii)  Change in Board of Directors.  During any period of two (2) consecutive years (not including any period prior to the execution of this Agreement and except for any recomposition of the Board in connection with an initial public offering of the securities of the Company), individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in Section 14(b)(i), 14(b)(iii) or 14(b)(iv)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a least a majority of the members of the Board;

(iii)  Corporate Transactions.  The effective date of a merger or consolidation of the Company with any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 51% of the combined voting power of the voting securities of the surviving entity outstanding immediately after such merger or consolidation and with the power to elect at least a majority of the board of directors or other governing body of such surviving entity; and

(iv)  Liquidation.  The approval by the stockholders of the Company of a complete liquidation of the Company or an agreement or series of agreements for the sale or disposition by the Company of all or substantially all of the Company’s assets, or, if such approval is not required, the decision by the Board to proceed with such a liquidation, sale, or disposition in one transaction or a series of related transactions.

(c)

“Corporate Status” describes the status of a person who is or was a director, officer, employee, agent or fiduciary of the Company, any direct or indirect subsidiary of the Company, or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise that such person is or was serving at the request of the Company.

(d)

“Disinterested Director” means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

(e)

“Enterprise” shall mean the Company and any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise that Indemnitee is or was serving at the request of the Company as a director, officer, employee, agent or fiduciary.

(f)

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(g)

“Expenses” shall include all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, participating, or being or preparing to be a witness in a Proceeding, or responding to, or objecting to, a request to provide discovery in any Proceeding.  Expenses also shall include Expenses incurred in connection with any appeal resulting from any Proceeding and any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement, including without limitation the premium, security for, and other costs relating to any cost bond, supersede as bond, or other appeal bond or its equivalent.  Expenses, however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.

(h)

“Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five (5) years has been, retained to represent:  (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder.  Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.  The Company agrees to pay the reasonable fees of the Independent Counsel referred to above and to fully indemnify such counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

(i)

“Person” shall have the meaning as set forth in Sections 13(d) and 14(d) of the Exchange Act; provided, however, that Person shall exclude (i) the Company, (ii)  any trustee or other fiduciary holding securities under an employee benefit plan of the Company, and (iii) any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

(j)

“Proceeding” includes any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought by or in the right of the Company or otherwise and whether civil, criminal, administrative or investigative, in which Indemnitee was, is or will be involved as a party or otherwise, by reason of the fact that Indemnitee is or was an officer or director of the Company, by reason of any action taken by him or of any inaction on his part while acting as an officer or director of the Company, or by reason of the fact that he is or was serving at the request of the Company as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust or other Enterprise; in each case whether or not he is acting or serving in any such capacity at the time any liability or expense is incurred for which indemnification can be provided under this Agreement; including one pending on or before the date of this Agreement, but excluding one initiated by an Indemnitee pursuant to Section 7 of this Agreement to enforce his rights under this Agreement.

15.

Severability.  If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality, and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any Section, paragraph or sentence of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; (b) such provision or provisions shall be deemed reformed to the fullest extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section, paragraph or sentence of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.  Without limiting the generality of the foregoing, this Agreement is intended to confer upon Indemnitee indemnification rights to the fullest extent permitted by applicable laws.

16.

Enforcement and Binding Effect.

(a)

The indemnification and advancement of expenses provided by, or granted pursuant to this Agreement shall be binding upon and be enforceable by the parties hereto and their respective successors and assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), shall continue as to an Indemnitee who has ceased to be a director, officer, employee or agent of the Company or of any other Enterprise at the Company’s request, and shall inure to the benefit of Indemnitee and his or her spouse, assigns, heirs, devisees, executors and administrators and other legal representatives.

(b)

The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all or a substantial part, of the business and/or assets of the Company to expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

(c)

The Company and Indemnitee agree herein that a monetary remedy for breach of this Agreement, at some later date, may be inadequate, impracticable and difficult of proof, and further agree that such breach may cause Indemnitee irreparable harm. Accordingly, the parties hereto agree that Indemnitee may enforce this Agreement by seeking injunctive relief and/or specific performance hereof, without any necessity of showing actual damage or irreparable harm and that by seeking injunctive relief and/or specific performance, Indemnitee shall not he precluded from seeking or obtaining any other relief to which he may be entitled. The Company and Indemnitee further agree that Indemnitee shall be entitled to such specific performance and injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, without the necessity of posting bonds or other undertaking in connection therewith. The Company acknowledges that in the absence of a waiver, a bond or undertaking may be required of Indemnitee by the Court, and the Company hereby waives any such requirement of such a bond or undertaking.

17.

Modification and Waiver.  No supplement, modification, termination or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

18.

Notice By Indemnitee.  Indemnitee agrees promptly to notify the Company in writing upon being served with or otherwise receiving any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification covered hereunder.  The failure to so notify the Company shall not relieve the Company of any obligation which it may have to Indemnitee under this Agreement or otherwise.

19.

Notices.  All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given:  (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  All communications shall be sent:

(a)

To Indemnitee at the address set forth below Indemnitee signature hereto.

(b)

To the Company at:

Lightwave Logic, Inc.

Attention: Thomas E. Zelibor, CEO

1831 Lefthand Circle, Suite C

Longmont, CO 80501

or to such other address as may have been furnished to Indemnitee by the Company or to the Company by Indemnitee, as the case may be.

20.

Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.  This Agreement may also be executed and delivered by facsimile signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

21.

Headings.  The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

22.

Usage of Pronouns.  Use of the masculine pronoun shall be deemed to include usage of the feminine pronoun where appropriate.

23.

Governing Law and Consent to Jurisdiction.  This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Nevada, without regard to its conflict of laws rules. The Company and Indemnitee hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the state and federal courts in and for the State of Colorado (the “Colorado Courts”), (ii) generally and unconditionally consent to submit to the exclusive jurisdiction of the Colorado Courts for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) waive any objection to the laying of venue of any such action or proceeding in the Colorado Courts, and (iv) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Colorado Courts has been brought in an improper or inconvenient forum.  The foregoing consent to jurisdiction shall not constitute general consent to service of process in the state for any purpose except as provided above, and shall not be deemed to confer rights on any person other than the parties to this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

COMPANY

By:	/s/ Thomas E. Zelibor

Name:	/s/ Thomas E. Zelibor

Title:	CEO

INDEMNITEE

/s/Frederick J. Leonberger
Name: Frederick J. Leonberger
356 W. Royal Flamingo Dr.
Sarasota, Florida 34236

APPENDIX B

Director’s Non-Disclosure Agreement

DIRECTOR’S NON-DISCLOSURE AGREEMENT

THIS AGREEMENT made as of April 1, 2017, by and between Lightwave Logic, Inc., located at 1831 Lefthand Circle, Suite C, Longmont, CO 80501 (the “Company”); and Frederick J. Leonberger (“Director”) whose address is 356 W. Royal Flamingo Dr., Sarasota, Florida 34236.

WHEREAS, Company is developing next generation proprietary photonic devices that are based on its advanced electro-optical polymer material systems, which involves the development and utilization of information not generally known in the industry or industries in which the Company is or may become engaged.

WHEREAS, the Company desires to appoint the Director as a member of the Company’s Board of Directors and the Director accepts such appointment;

WHEREAS, in performing his services as a director for Company, Director will necessarily be given access to “secret information” (defined below), which will be identified by Company as such; and

WHEREAS, the use of the secret information by, or its disclosure to, any person or organization other than Company and its employees or Director would be highly detrimental and damaging to Company.

NOW THEREFORE, with the foregoing recitals being incorporated herein by reference and deemed an essential part hereof and in consideration of the mutual promises, covenants and conditions contained herein, the parties agree as follows:

Section 1.

Secret Information

For the purposes of this Agreement, “secret information” shall mean information relating to the Company’s methods, concepts, ideas, products, and services which is of a proprietary or confidential nature, whether communicated orally or in writing, data or sample form, including, without limitation, concepts, techniques, processes, designs, cost data, computer programs, and other know-how that is disclosed to the Director by the Company.

Section 2.

Nondisclosure of Secret Information

2.1

Non-disclosure. Director shall not, without the prior written consent of the Company, disclose such secret information to any third party, including any third party consultant(s).  Further, Director shall only use the secret information pursuant to and for the purpose of performing his services as a director for Company. The parties acknowledge that irreparable injury and damage will result from disclosure of the secret information to unauthorized third parties or from utilization of the secret information for any purpose other than the purposes described herein. Also, Director shall take all reasonable steps to ensure that the secret information in the Director’s possession remains confidential.

The foregoing restrictions shall not be applicable to any information which:

(a)

the Director can show was previously known to him prior to receipt from the Company, without breach of an obligation of confidence to any third party;

(b)

is now, or hereafter, comes into the public domain as, for example, by publications, including issued United States and foreign patents, or is otherwise legally known or available to the public through sources other than the Director;

(c)

is subsequently legally disclosed to the Director by a third party not owing obligations of confidence to the Company, or

(d)

is, or will be, developed independently by the Director solely through his affiliates which have not been exposed directly or indirectly to the secret information, or

(e)

the Director is obligated to produce as a result of a court order or other valid and legally enforceable mandate, provided that the Company has been given notice thereof and an opportunity to waive its rights or to seek a protective order or other appropriate remedy.

For the purposes of this Section 2, disclosures which provide specific detailed information shall not be deemed to be within the foregoing exceptions merely because they are embraced by more general disclosures in the public domain or in the Director’s possession.  In addition, any combination of features shall not be deemed to be within the foregoing exceptions merely because information about individual components are separately in the public domain or in the Director’s possession, but only if the combination itself and its principle of operation are in the public domain or in the lawful possession of the Director without restriction on disclosure.

2.2

Return of documents. Upon termination of Director’s position as a member of the Company’s Board Of Directors, Director agrees that all documents, records, notebooks and similar repositories of or containing secret information, including copies of such materials, then in its possession, whether prepared by it or others, will be returned to the Company.

2.3

Director acknowledges that the secret information belongs to Company, that Company claims the secret information comprises trade secrets, claims that the secret information is confidential to Company and that each of the obligations assumed by Director in this, and the other paragraphs contained herein, is a material inducement to disclose the secret information to Director.

Section 3.

No License Granted

Nothing herein shall be deemed to confer on the Director a license or other right to use the secret information disclosed hereunder for any purpose other than the purposes expressly stated in this Agreement.  Specifically and without limitation, Director shall have no license or right to use any secret information in developing any invention, discovery, know-how, trade secret, patent, trademark, or copyright.

Section 4.

Enforcement

In the event that the Director shall breach this Agreement, or in the event that such breach appears to be an imminent possibility, Company shall be entitled to all legal and equitable remedies afforded it by law as a result of the breach (including an injunction restraining the party or parties about to commit any breach of this Agreement, or who have committed a breach of it, without showing or proving any actual damage sustained by Company), and may, in addition to any and all other forms of relief, recover from Director all reasonable costs and attorneys' fees encountered by it in seeking any such remedy.

Section 5.

Binding Effect

This Agreement shall be binding upon the parties to this Agreement and upon their respective executors, administrators, legal representatives, successors and assigns.

Section 6.

Applicable Law

This Agreement shall be governed for all purposes by the laws of the State of Colorado, with Boulder County, Colorado as the agreed upon proper venue. The Company shall retain all rights and remedies afforded it under the patent, trademark, copyright and other laws of the United States and the States thereof, and of other countries, including without limitation any laws designed to protect proprietary or secret information.

In witness, the parties executed this Agreement on the date first shown above.

Witness	Director

/s/ Janet M. Leonberger	/s/ Frederick J. Leonberger
Name: Janet M. Leonberger	Name: Frederick J. Leonberger

Witness	Company

/s/ Linda Kerske	By:	/s/ Thomas E. Zelibor
Name: Linda Kerske		Thomas E. Zelibor, CEO